EXHIBIT 10.130

SOLAR POWER SYSTEMS AGREEMENT

THIS AGREEMENT is made effective the 27th day of December, 2012.

AMONG:

CORONUS SOLAR INC., a company incorporated under the laws of Canada and having a registered office at 1600 – 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1C3

(hereinafter called “Coronus)

OF THE FIRST PART

SYCAMORE PHYSICIANS PARTNERS LLC, a limited liability company organized under the laws of the state of Ohio and having a registered office at 4010 Boardman-Canfield Road, Canfield, Ohio, U.S.A., 44406

(hereinafter called “Sycamore”)

OF THE SECOND PART

AND:

AEGIS ENERGY PARTNERS LLC, a limited liability company organized under the laws of the state of Ohio and having a registered office at 4010 Boardman-Canfield Road, Canfield, Ohio, U.S.A., 44406

(hereinafter called “Aegis”)

OF THE THIRD PART

WHEREAS:

A.             Coronus is a solar photovoltaic developer;

B.             Belectric,   Inc.   (“Belectric”)   designs,   constructs,  and   installs   turnkey,   utility-scale  solar photovoltaic Solar Power Systems; and,

C.             Sycamore and Aegis has offered to purchase from Coronus and Coronus has agreed to sell to Sycamore and Aegis certain Belectric engineered, procured and constructed turnkey, utility-
         scale  solar photovoltaic Solar Power Systems on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.           INTERPRETATION

1.1           Definitions

Where used herein or in any amendments or schedules hereto, the following terms shall have the following meanings:

(a)            Agreement” means this Solar Power Systems Agreement including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;

(b)            “Buyer” means, collectively, Sycamore and Aegis;

(c)            “Closing” means the execution of this Agreement by all parties;

(d)            “Solar Power Systems” means collectively, Solar System 1 and Solar System 2;

(e)            “Solar System  1” means a Belectric engineered, procured and constructed, turnkey, utility-scale, ground-mount, solar photovoltaic power system with an actual total peak output (AC) of 1.2 MW; and,

(f)             “Solar System  2” means a Belectric engineered, procured and constructed, turnkey, utility-scale, ground-mount, solar photovoltaic power system with an actual total peak output (AC) of 1.5 MW;

(g)            “United States” means the United States of America, its territories and possessions and any State of the United States and the District of Columbia; and,

(h)            “Utility” means the utility Southern California Edison to which the Solar Power Systems are interconnected.

1.2           Deemed Currency

In the absence of a specific designation of any currency, any undescribed dollar amount herein will be deemed to refer to United States dollars.

1.3           Governing Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of California and the federal laws of the United States of America applicable therein.

2.             PURCHASE AND SALE

2.1           Purchase and Sale

Based on the representations and warranties contained in this Agreement, Coronus agrees to sell, assign and transfer to Buyer, and Buyer agrees to purchase from Coronus, the Solar Power Systems, for the price and in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2           Purchase Price

(a)            In addition to a non-refundable engagement fee of $50,000, payable on approval of thisAgreement by Belectric, Coronus will sell the Solar Power Systems to Buyer for $2.15 per Wp (the“Contract Price”).

(b)            The payment of the Contract Price will take place in instalments, in accordance with the followingschedule:

(i)          10% of the Contract Price is due four weeks before the start of construction;

(ii)         15% of the Contract Price will be made on completion of the supporting structure on theinstallation site;

(iii)         50% of the Contract Price will be made on delivery of the solar modules to the installationsite;

(iv)         15%  of the Contract Price  will be made  on delivery of the inverters to the installation site;

(v)          5% of the Contract Price will be made on commissioning/grid-connection; and,

(i)           5% of the Contract Price will be made on final acceptance (the “Solar Power System Acceptance”).

2.3           Contract Price Assumptions

The Contract Price assumes:

(a)            First  Solar  FS  392  modules  (or  polycrystalline  alternative  if  required  due  to  site constraints).

(b)            SMA Sunny Central 750CP-US inverters.

(c)            1.25 DC/AC ratio.

(d)            Nominal soil conditions.

(e)            Union labor not required.

(f)            7.25% CA state and 0.5% San Bernardino County sales tax on all materials.

3.           TURNKEY SOLAR POWER SYSTEMS

Coronus covenants and agrees to deliver to Buyer turnkey Solar Power Systems. “Turnkey” means that the Solar Power Systems will be constructed in accordance with the terms of this Agreement, and that the Solar Power Systems will be completely finished and ready for operation. Additionally, the Solar Power Systems will be connected to the grid of the Utility, so that the Solar Power Systems are available, without restriction, for their intended use. Included in the Contract Price, Coronus covenants and agrees to the following:

3.1           Belectric is to engineer, procure and construct the Solar Power Systems.

3.2           But for the land use permit, Belectric is to obtain all necessary building permits and approvals.

3.3           Belectric is to observe and account for the conditions of the power purchase agreements of the Utility.

3.4           Belectric will provide switchgear interconnect of Solar Power Systems to the Utility.

3.5           Belectric is to supply and install all components necessary to bring the Solar Power Systems into operation, including, but not limited to, the following:

(a)           the solar modules (the DC output of the Solar Power Systems must correspond to or exceed the total rated module output of the manufacturer’s data sheet);

(b)           the central inverters;

(c)           the low-loss, low-voltage side cabling of the Solar Power Systems to the transformer stations;

(d)           the supporting construction in accordance with the structural requirements of the relevant authorities;

(e)           the  equipment  and  devices  required  for  the  safety  and  security  of  the  Solar  Power
Systems;

(f)            the equipment, devices and instruments required for Solar Power Systems performance monitoring, inspection and maintenance; and,

(g)           the AC equipment required to interconnect the Solar Power System to the Utility.

3.6.          Belectric is to oversee and undertake construction site setup and is responsible for traffic safety on the site during construction.

3.7.          Belectric is to conduct any necessary site landscaping and ground compaction. The preparation of the site for construction, in particular necessary woodland clearance, excavation and compaction of earth, is     the responsibility of Belectric.

3.8.          Belectric is to perform trial operations of the Solar Power Systems.

3.9.          Belectric is to carry out all acceptance procedures (in particular those of the Utility) for the turnkey construction of the Solar Power Systems and the switchgear connection thereof to the grid of the Utility.

4.             SOLAR POWER SYSTEM ACCEPTANCE

Following completion of the installation work of the Solar Power Systems, an acceptance review will be conducted by Belectric and Buyer to determine whether the Solar Power Systems comply with the stipulations of this Agreement and are not subject to any major faults.

4.1           Acceptance must be granted by Buyer if the Solar Power Systems are not subject to any major faults. A major fault is considered to exist if the operability or safety of the Solar Power Systems is impaired, irrespective of the amount of the fault rectification costs. Otherwise, major faults are deemed to exist only if the total fault rectification costs exceed $25,000 per MWp.

4.2           If the Solar Power Systems prove to be faulty on the acceptance review, Belectric must rectify all faults immediately, and bear the costs of said rectification.

5.             IMPAIRMENT OF PERFORMANCE

5.1           Belectric, irrespective of other guarantee agreements, guarantees the  mounting structure  and wiring harnesses for a period of five years following the acceptance of the Solar Power Systems.

5.2           Buyer shall make and pursue any claim covered by a third-party guarantee against such third- party, without making or pursuing a claim against Belectric. In the event Buyer makes and pursues a claim against a third-party, Belectric will assist Buyer in the assertion of its claim.

6.             PERFORMANCE GUARANTEE

For the Solar Power Systems, Buyer and Belectric will negotiate performance guarantees in good faith that meet the requirements of the project financiers.

7.             OPERATIONS AND MAINTENANCE

Pursuant to an Operations and Maintenance Agreement (the “O&M Agreement”), to be negotiated in good  faith  between  Coronus,  on  behalf  of  Buyer,  and  Belectric,  Belectric  shall  be  responsible  for managing the operation of the Solar Systems for a period of five years, and will receive, in remuneration for the services to be provided under the O&M Agreement, remuneration in the amount of $22.50 per kWp per year (the “O&M Price”). O&M Price to include a standard escalation of 2% per year after year one.

8.             BELECTRIC APPROVAL

This Agreement is subject to Belectric approval.

9.             COVENANTS, REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer covenants, represents and warrants to Coronus (and acknowledges that Coronus is relying upon such  covenants,  representations  and  warranties  in  entering  into  this  Agreement)  that,  under  this Agreement:

9.1           Buyer is to provide, as the site, the 20 acre parcel in Hesperia, having the APN of 0405-372-40.

9.2           Buyer is to pay for the Utility required distribution upgrades, interconnection facilities, and telemetry.

9.3           Buyer is to provide Belectric with proof of secured financing, prior to the commencement of construction of the Solar Power Systems, and that this proof must be satisfactory to Belectric.

9.4           On Solar Power Systems Acceptance, Buyer is to indemnify and hold harmless Coronus under this Agreement.

9.5           Buyer is to surrender management of the development of the Solar Power Systems to Coronus on approval of this Agreement by Belectric.

9.6           Through development, Buyer is to make available and pay for the services of civil engineers, biologists and archaeologists, if and when required.

9.7           Buyer is responsible for any necessary construction and/or extension of off-site access routes and road work.

9.8           Buyer has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

9.9           This  Agreement  has  been  duly  executed  and  delivered  by  Buyer  and  the  Agreement  will constitute a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

10.           COVENANTS, REPRESENTATIONS AND WARRANTIES OF CORONUS

Coronus covenants, represents and warrants to Buyer (and acknowledges that Buyer is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

10.1         Belectric is to provide all services necessary for delivery to Buyer of turnkey, operation ready Solar Power Systems, and the switchgear connection thereof to the grid of the Utility.

10.2         Belectric is to design the Solar Power Systems with special consideration given to the time of delivery periods and factors of the Utiltiy.

10.3         During the construction phases, Belectric will take out and maintain construction/ installation insurance coverage, with the risks of property loss transferred to Buyer upon acceptance.

10.4         Coronus has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

10.5         This Agreement has been duly executed and  delivered by Coronus and the Agreement will constitute a legal, valid and binding obligation of Coronus enforceable in accordance with its terms.

11.            LEGAL PROCEEDINGS

11.1         In the event that any proceeding, litigation or action (an “Action”) is taken by any party or parties hereto against any other party or parties in respect of this Agreement or the transactions contemplated hereunder, any and all costs incurred by the prevailing party or parties in respect of such Action shall be paid by the unsuccessful party or parties to such Action.

12.           GENERAL PROVISIONS

12.1         This  Agreement  contains the  whole  agreement  between  the  parties hereto in  respect  of the purchase and sale of the Solar Power Systems and the transactions contemplated herein and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

12.2         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Buyer may not assign this Agreement without the written consent of Coronus, which consent shall not be unreasonably withheld. Coronus may not assign this Agreement without the written consent of Buyer, which consent shall not be unreasonably withheld.

12.3         Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering the same to each party at their respective address provided on page 1 of this Agreement.  Any notice given as aforesaid shall be deemed to have been given or made on the date on which it was delivered.  Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

12.4         This Agreement may be executed in several counterparts and delivered by telecopier, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

12.5         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall  be  governed  by,  the  laws  of  the  State  of  California,  and  each  of  the  parties  hereto irrevocably attorns to the jurisdiction of the Courts of the State of California.

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IN WITNESS HEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

CORONUS SOLAR INC.

PER:           JEFF THACHUCK

SYCAMORE PHYSICIANS PARTNERS LLC

PER:           C. M. DUTTA

AEGIS ENERGY PARTNERS LLC

PER:           A. J. ARATIE